CURRENT REPORT FOR ISSUERS SUBJECT TO THE
                 1934 ACT REPORTING REQUIREMENTS

                            FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2002


                    AMERICAN WATER STAR, INC.
     (Exact Name of Registrant as Specified in its Charter)


       Nevada              000-22785               87-0636498
     (State of         (Commission File          (IRS Employer
   Incorporation)           Number)            Identification No.)


                4560 S. Decatur Blvd., Suite 204
                    Las Vegas, Nevada  89103
            (Address of Principal Executive Offices)

 Registrant's Telephone Number, including area code: (702) 740-7036

                 205 E. Southern Ave., Suite 200
                      Mesa, Arizona  85210
  (Former Name or Former Address, if changed Since Last Report)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

The Company had made an acquisition of Water Star Bottling, Inc., a Wyoming corporation. The acquisition closed as between the parties, and was reported. The rescission of that acquisition by mutual consent is evidenced by that certain Rescission Agreement, attached as Exhibit 2.4 hereto.

ITEM 5.  OTHER EVENTS

On September 6, 2002, the Company, through its wholly-owned subsidiary, Star Bottling, Inc., a Nevada corporation, has entered into a non-exclusive License Agreement to manufacture, sell and distribute Geyser Products, LLC brand products, which Agreement is attached hereto at Exhibit 10.4.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

(a)  Pro Forma Financial Information

     We will file our pro forma financial information required by this Item by amendment to this filing no later than November 18, 2002.

(b)  Exhibits

The following is an index and description of the exhibits to this Report.

Number    Description

 2.4 Rescission Agreement by and among American Water Star, Inc., a Nevada corporation, Water Star Bottling, Inc., a Wyoming corporation, DeBaux Holdings, LLC, an Arizona limited liability company, and Geyser Products, LLC, a Delaware limited liability company.

 10.4     Sublicense Agreement between Geyser Products, LLC, a
          Delaware limited liability company, and Star Beverage, Inc., a Nevada corporation.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Date:     September 19, 2002

                                   AMERICAN WATER STAR, INC.



                                   By: /s/ Roger Mohlman
                                   President and Chief Executive Officer